UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

NORCROSS SAFETY PRODUCTS L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-110531	61-1283304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Spring Road, Suite 425, Oak Brook, Illinois 60523

(Address of Principal executive offices, including Zip Code)

(630) 572-5715

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

Effective as of Tuesday, March 13, 2007, the Company and Mr. Volker H. Laitsch mutually agreed not to continue Mr. Laitsch’s employment as Managing Director of Kachele-Cama Latex GmbH, a German subsidiary of the Company (“KCL”). In connection therewith, Mr. Laitsch will receive payment of his salary, bonus and benefits primarily in the manner and amount as set forth in his employment agreement with KCL.

Mr. Werner Friedrichs, an existing executive of KCL, is seving as interim Managing Director. The Company has commenced a search to fill the Managing Director position on a permanent basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORCROSS SAFETY PRODUCTS L.L.C.

		By:	/s/ David F. Myers, Jr.
Date:	March 19, 2007	Name:	David F. Myers, Jr.
		Title:	Executive Vice President, Chief Financial
Officer, Secretary and Manager